                                                                     Exhibit 4.6

                         ACCESS INTERCREDITOR AGREEMENT

               ACCESS INTERCREDITOR AGREEMENT ("Agreement"), dated as of August 16, 2002, between (a) FLEET CAPITAL CORPORATION, a Rhode Island corporation, acting in its capacity as Administrative Agent (as hereinafter defined), for itself and the other Lenders (as hereinafter defined) party to the Credit Agreement (as hereinafter defined), (b) LASALLE BANK NATIONAL ASSOCIATION, acting in its capacity as Indenture Trustee (as hereinafter defined) and Collateral Agent (as hereinafter defined) for the Senior Note Holders (as hereinafter defined), (c) REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Borrower"), (d) BLUE BAR, L.P., a Delaware limited partnership (the "Parent"), and (e) BLUE STEEL CAPITAL CORP., a Delaware corporation ("Blue Steel"), and N&T Railway Company LLC, a Delaware limited liability company (collectively, the "Subsidiary Guarantors", and together with the Borrower and the Parent, the "Companies").

                                R E C I T A L S:

               A. Reference is made to (i) the Revolving Credit Agreement, dated as of August 16, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, including any refinancing, re-funding, replacement or extension thereof or a portion thereof and whether by the Lenders (as hereinafter defined) or any other lender or group of lenders, (but excluding any such refinancing, replacement or refunding thereof that would violate the terms of the Indenture as in effect on the date hereof) the "Credit Agreement"), among the Borrower, the Parent, the Subsidiary Guarantors, the financial institutions party thereto as lenders (the "Lenders"), and Fleet Capital Corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"; together with the Lenders, the "Credit Agreement Parties"), and (ii) the Indenture, dated as of August 16, 2002 (as amended or modified from time to time, the "Indenture"), among LaSalle Bank National Association, a national banking association, as trustee (in such capacity, the "Indenture Trustee") and as collateral agent (in such capacity, the "Collateral Agent")for the holders of the Senior Notes (as defined below) from time to time (the "Senior Note Holders"), the Borrower and Blue Steel, as issuers (the "Issuers"), the Parent and the Subsidiary Guarantors party thereto.

               B. The Lenders have agreed to make Revolving Credit Loans (as defined in the Credit Agreement and which term will include any loans, revolving, term or otherwise, made under the Credit Agreement) to, and issue Letters of Credit (as defined in the Credit Agreement) for the account of, the Borrower in an aggregate principal amount of up to $336,000,000 upon the terms and subject to the conditions specified in the Credit Agreement. Pursuant to the Indenture, the Issuers are issuing $80,000,000 aggregate principal amount of their 10% Senior Secured Notes due 2009 (together with any substantially identical notes of the Issuers issued in exchange therefor in accordance with the Indenture, the "Senior Notes").

               C. Pursuant to the Credit Agreement Security Documents to which the Borrower and each Subsidiary Guarantor is a party, the Borrower and each Subsidiary Guarantor is granting to the Administrative Agent, for the benefit of the Credit Agreement Parties, a lien on and security interest in the Credit Agreement Collateral to secure the Credit Agreement Obligations. Pursuant to the Senior Note Security Documents to which the Borrower and each Subsidiary Guarantor is a party, the Borrower and each Subsidiary Guarantor are granting to the Indenture Trustee, for the benefit of the Senior Note Holders, a lien on and security interest in the Senior Note Collateral to secure the Senior Note Obligations.

               D. In addition, each of the Borrower and the Parent is entering into the Pledge Agreement, dated as of the date hereof (the "Lender Pledge Agreement"), under which each of the Borrower and the Parent is granting to the Administrative Agent a lien on and security interest in the Shared Collateral to secure the Credit Agreement Obligations. Pursuant to the Indenture, each of the Borrower and the Parent is also entering into the Pledge Agreement, dated as of the date hereof (the "Indenture Pledge Agreement", and together with the Lender Pledge Agreement, the "Pledge Agreements"), under which it is granting to the Indenture Trustee a lien on and security interest in the Shared Collateral to secure the Senior Note Obligations. The Shared Collateral shall be shared pari passu among the Credit Agreement Parties and the Senior Note Holders in accordance with the provisions of the Pledge Intercreditor Agreement.

               E. On April 2, 2001, Republic Technologies International ("RTI") and certain of its subsidiaries commenced cases in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code. On the date hereof, the Borrower is acquiring a substantial portion of the assets of RTI and its subsidiaries pursuant to the following: (i) an Asset Purchase Agreement, dated June 7, 2002 (as amended, supplemented or otherwise modified from time to time, the "RTI Asset Purchase Agreement"), among RTI and certain of its subsidiaries, and the Borrower; and (ii) an order of Bankruptcy Court, dated July 23, 2002 (the "Sale Order"), entitled "Amended Order Superseding Order (A) Approving Sale of Certain Assets Free and Clear Of Liens and Stamp or Transfer Taxes Pursuant to Bankruptcy Code Section 363(f) and 1146(c), (B) Approving Assumption and Assignment of Executory Contracts and Unexpired Leases Subject to the Sale Pursuant to Bankruptcy Code Section 364 and, (C) Approving Settlement Agreement USWA, and (D) Waiving the Requirements of Local Bankruptcy Rule 9013-1(a) and the Ten Day Stay Period Provided by Bankruptcy Rule 6004(g), to which is attached and made a part thereof the Stipulation Settling Disputes between Republic Technologies International, LLC, RT Acquisition LLC, Fleet Capital Corporation, as agent, and the Majority Noteholders of Senior Secured 13-3/4% Notes (the "RTI Majority Noteholders"), dated July 11, 2002 (the "Stipulation"). Pursuant to the Sale Order, and in exchange for the issuance of the Senior Notes, all Liens on the property and assets to be purchased pursuant to the RTI Asset Purchase Agreement and the Sale Order which constitutes collateral securing the RTI Notes ("Specified Noteholder Collateral") that is subject to the jurisdiction of the Bankruptcy Court are to be released at the time of the purchase and the Senior Notes are to be secured by a first lien on the Specified Noteholder Collateral. The rights, claims and interests of the RTI Notes, the holders thereof and the relevant Indenture Trustee as to the collateral of the RTI Notes that are not being purchased by the Purchaser pursuant to the RTI Asset Purchase Agreement and Sale Order shall not be subject to this Agreement in any respect and the rights of the holders of the RTI Notes and the Indenture Trustee are preserved and are not adversely affected hereby.

               F. Each of the Secured Parties desires to provide for their respective rights in respect of the Collateral to which it is entitled and certain collections from the Companies and to make certain other commitments and undertakings in connection with the Senior Credit Documents, the obligations incurred by the Companies under such agreements and the rights of the Secured Parties under such agreements.

                               A G R E E M E N T:

               Accordingly, each of the Secured Parties and each of the Companies hereby agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. Definition of Terms Used Herein. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, the Indenture, the Lender Pledge Agreement and the Indenture Pledge Agreement, as identified and defined herein. All references to specific Sections in the Credit Agreement shall be deemed to also be references to the parallel provision of any other credit agreement included within the definition of "Credit Agreement."

               SECTION 1.02. Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the meanings set forth below:

               "Accounts" shall mean, collectively, all of the Borrower's and Subsidiary Guarantors' presently existing and hereafter arising or acquired "accounts" as such term is defined in the UCC, and in any event shall include, without limitation, (i) any and all accounts, accounts receivable, margin accounts, futures positions, book debts, instruments, documents, contracts, contract rights, choses in action, notes, drafts, acceptances, chattel paper, and other forms of obligations and receivables now or hereafter owned or held by or payable to the Borrower or any Subsidiary Guarantor relating in any way to Inventory or arising from the sale or lease of Inventory or the rendering of services by the Borrower or any Subsidiary Guarantor, including the right to payment of any interest or finance charge with respect thereto, together with all merchandise represented by any of the accounts, (ii) all such merchandise that may be reclaimed or repossessed or returned to any applicable Company,
(iii) all of the Borrower's and the Subsidiary Guarantors' rights as an unpaid vendor, including stoppage in transit, reclamation, replevin and sequestration,
(iv) all pledged assets and all letters of credit, guarantee claims, Liens, and security interests held by or granted to the Borrower or any Subsidiary Guarantor to secure payment of any accounts and which are delivered for or on behalf of any account debtor, (v) all accessions to all of the foregoing described properties and interests in properties, (vi) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (vii) all customer lists and invoices, (viii) all Intangibles to the extent relating to any of the foregoing, (ix) all Documents to the extent relating to any of the foregoing and (x) all Proceeds of any of the foregoing.

               "Administrative Agent" shall have the meaning set forth in the Recitals hereto.

               "Availability" shall have the meaning assigned to such term in the Credit Agreement.

               "Blue Steel" shall have the meaning set forth in the Preamble.

               "Borrower" shall have the meaning set forth in the Preamble.

               "Business Day" shall mean any day (other than a day that is a Saturday, a Sunday or a legal holiday in the State of New York) on which banks are open for business in New York City.

               "Collateral" shall mean the Credit Agreement Collateral, the Senior Note Collateral and/or the Shared Collateral, as the case may be.

               "Companies" shall have the meaning set forth in the Preamble.

               "Copyrights" means, collectively, all of the Borrower's and the Subsidiary Guarantors' copyrights, whether statutory or common law and whether presently existing or hereafter arising or acquired, and all applications, registrations and recordings relating to such copyrights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, together with any and all (i) rights and privileges arising under applicable law with respect to the Borrower's or any Subsidiary Guarantor's use of any copyrights, (ii) reissues, extensions, continuations and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

               "Credit Agreement" shall have the meaning set forth in the Recitals hereto.

               "Credit Agreement Collateral" shall have the meaning given the term "Collateral" set forth in the Credit Agreement Security Documents, provided, however, that the term Credit Agreement Collateral as used herein shall not include the Shared Collateral.

               "Credit Agreement Guaranty" shall mean the Guaranty as defined in the Credit Agreement.

               "Credit Agreement Obligations" shall have the meaning given the term "Obligations" in the Credit Agreement.

               "Credit Agreement Parties" shall have the meaning set forth in the Recitals hereto.

               "Credit Agreement Security Documents" shall have the meaning given the term "Security Documents" in the Credit Agreement.

               "Documents" means, collectively, all of the Borrower's and Subsidiary Guarantors' now owned or hereafter acquired "documents," as such term is defined in the UCC, relating to any item or type of Collateral, and shall also include, without limitation, any and all lists, books, records, ledgers, printouts, computer programs, computer disks or tape files, computer runs and other computer prepared information, files (whether in printed form or stored electronically), tapes and other papers or materials containing information to the extent relating to any item or type of Collateral.

               "Enforcement" shall mean, collectively or individually, to make demand for payment or accelerate the Indebtedness of the Borrower or any other Company (other than any acceleration which may occur automatically upon the filing of a bankruptcy petition), repossess any collateral or commence the judicial or other enforcement of any of the rights and remedies under any of the Senior Credit Documents or the Security Documents.

               "Enforcement Notice" shall mean a written notice delivered by any Secured Party to the other Secured Parties, stating that an Event of Default (as defined herein) has occurred and that the Secured Party delivering such notice intends to realize upon its security interest in all or any portion of the Collateral to which it is entitled. An Enforcement Notice shall be deemed to have been given when the Enforcement Notice has been sent to the other Secured Parties by certified U.S. mail, return receipt requested, and to have been rescinded when the other Secured Parties have received satisfactory evidence that such Event of Default has been cured or when such Event of Default has been effectively waived for purposes of this Agreement. An Enforcement Notice shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

               "Event of Default" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Indenture.

               "Goodwill" means all goodwill connected with the use of, and symbolized by, any of the Copyrights, Patents, Trademarks and Licenses.

               "Guarantees" shall mean, collectively, the Credit Agreement, Guaranty and the Indenture Guaranty.

               "Indemnitees" shall have the meaning set forth in Article V.

               "Indenture Pledge Agreement" shall have the meaning set forth in the Recitals hereto.

               "Indenture Guarantee" shall mean the Guarantee as defined in the Indenture.

               "Indenture Trustee" shall have the meaning set forth in the Recitals hereto.

               "Indentures" shall have the meaning set forth in the Recitals hereto.

               "Intangibles" shall mean, collectively, all of the Borrower's and Subsidiary Guarantors' presently existing or hereafter arising or acquired "general intangibles," as such term is defined in the UCC, relating to any item or type of Collateral, and, in any event, shall include, without limitation, any and all contract rights, goodwill (other than Goodwill), descriptions, name plates, claims, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill (other than Goodwill) of the business of the Borrower or any Subsidiary Guarantor and rights to refund or indemnification to the extent the foregoing relate to any item or type of Collateral, deposits and deposit accounts, letters of credit, documents, instruments, chattel paper, banker's acceptances and guarantees, and income tax refunds to the extent relating to any item or type of Collateral, claims for tax or other refunds against any city, county or state or federal government, or any agency or authority or other subdivision thereof relating to any item or type of Collateral, corporate or other business records relating to any item or type of Collateral, and all other general intangibles of every kind and description relating to any item or type of Collateral.

               "Intellectual Property" means, collectively, (i) all Copyrights, Patents, Trademarks, Licenses and Goodwill, (ii) all Intangibles to the extent relating to any of the foregoing, (iii) all Documents to the extent relating to any of the foregoing, and (iv) all Proceeds of any of the foregoing.

               "Inventory" shall mean, collectively, all now owned or hereafter acquired "inventory" (as such term is defined in the UCC) of the Borrower and the Subsidiary Guarantors wherever located, and, in any event, shall include, without limitation, (i) all goods, merchandise, raw materials, supplies (other than supplies which would constitute spare parts), work-in-process and finished goods intended for sale or lease, of every kind and description now or at any time hereafter owned by the Borrower or any Subsidiary Guarantor, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower's or any Subsidiary Guarantor's custody or possession and items in transit and including any returns and repossessions upon any accounts, documents, instruments or chattel paper relating to or arising from the sale of inventory (as such documents, instruments or chattel paper relate to the sale of such inventory) and including, without limitation, all other classes of merchandise, materials, parts, supplies, work-in-process, inventories and finished products intended for sale by the Borrower and the Subsidiary Guarantors and all substitutions therefor or replacements thereof, and all additions and accessions thereto, (ii) all Intangibles to the extent relating to any of the foregoing,
(iii) all Documents to the extent relating to any of the foregoing and (iv) all Proceeds of any of the foregoing.

               "Issuers" shall have the meaning set forth in the Recitals hereto.

               "Lenders" shall have the meaning set forth in the Recitals hereto.

               "Licenses" means, collectively, all of the Borrower's and Subsidiary Guarantors' presently existing or hereafter arising or acquired license and distribution agreements with any other party with respect to a Patent, Trademark or Copyright, whether the Borrower or such Subsidiary Guarantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable to the Borrower or such Subsidiary Guarantor with respect thereto, including, without limitation, damages and payments for past or future infringements or violations thereof and (iii) rights to sue for past, present and future infringements or violations thereof.

               "Majority Noteholders" means, at any time, holders at such time of a majority by principal amount of the issued and outstanding Senior Notes under the Indenture.

               "Melt Shop" shall have the meaning set forth in Section 2.02(a).

               "Obligations" shall mean collectively the Credit Agreement Obligations and the Senior Note Obligations.

               "Outstanding Credit Agreement Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the Revolving Credit Loans at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (ii) any Unfunded L/C Exposure, (iii) the aggregate amount of all Letters of Credit not yet reimbursed to the Lenders and accrued and unpaid interest thereon at such time, (iv) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Credit Agreement Parties or any of them under the Credit Agreement, the Security Documents and the Guarantees, including fees, costs, expenses, indemnities and premiums, if any, (v) the aggregate amount of all monetary obligations of the Companies at such time under all Rate Protection Agreements entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into, and (vi) all indebtedness, obligations and liabilities of the Companies in connection with cash management services provided by the Administrative Agent or Fleet National Bank.

               "Outstanding Obligations" shall mean, at any time, the sum of (i) the Outstanding Credit Agreement Obligations at such time and (ii) the Outstanding Senior Note Obligations at such time.

               "Outstanding Senior Note Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the outstanding Senior Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Senior Note Creditors or any of them under the Indenture, the Security Documents and Guarantees, including fees, costs, expenses, indemnities and premiums, if any.

               "Patents" shall mean, collectively, all of the Borrower's and Subsidiary Guarantors' patents and all applications, registrations and recordings relating thereto as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, together with any and all (i) rights and privileges arising under applicable law with respect to the Borrower or such Subsidiary Guarantor's use of any patents, (ii) inventions and improvements described and claimed therein,
(iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages and payments for past or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements thereof.

               "Pledge Agreement" shall have the meaning set forth in the Recitals hereto.

               "Proceeds" shall have the meaning assigned to the term "proceeds" under the UCC and, in any event, shall include, without limitation, any and all
(i) proceeds of any insurance (except payments made to a person that is not a party to this Agreement), (ii) indemnity, warranty, guarantee or claim payable to the Indenture Trustee, the Administrative Agent, the Borrower or any Subsidiary Guarantor, as the case may be, from time to time with respect to any item or type of Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Borrower or any Subsidiary Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of any item or type of Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of any item or type of Collateral, and (iv) other amounts from time to time paid or payable under or in connection with any item or type of Collateral.

               "Required Lenders" shall mean the "Majority Lenders" (as such term is defined in the Credit Agreement).

               "RTI" shall have the meaning set forth in the Recitals hereto.

               "Secured Parties" shall mean the Administrative Agent, on behalf of the Credit Agreement Parties, and the Indenture Trustee, on behalf of the Senior Note Creditors, and their respective successors and permitted assigns under the Credit Agreement or the Indenture, as the case may be.

               "Security Documents" shall mean the Credit Agreement Security Documents and the Senior Note Security Documents.

               "Senior Credit Documents" shall mean the Credit Agreement, the Indenture and the Security Documents.

               "Senior Notes" shall have the meaning set forth in the Recitals hereto.

               "Senior Note Collateral" shall have the meaning given the term "Collateral" set forth in the Senior Note Security Documents, provided, however, that the term Senior Note Collateral as used herein shall not include the Shared Collateral.

               "Senior Note Collateral Account" shall have the meaning set forth in Section 4.01.

               "Senior Note Creditors" shall mean the Senior Note Holders and the Indenture Trustee.

               "Senior Note Obligations" shall have the meaning given the term "Obligations" in the Indenture.

               "Senior Note Security Documents" shall have the meaning given the term "Security Documents" in the Indenture.

               "Senior Noteholders" shall have the meaning set forth in the Recitals hereto.

               "Shared Collateral" shall mean, collectively, (i) all capital stock, membership interests and/or partnership interests of the Borrower and each of the Subsidiary Guarantors, together with all rights, privileges, authority and powers of each such person in and to the equity interests in each such person or under the membership or partnership agreement of such person and the certificates, instruments and agreements, if any, representing such membership or partnership interests, (ii) all issued and outstanding shares of capital stock of the Borrower and each of the Subsidiary Guarantors, if any, including the certificates representing such shares and any interest of any such person in the entries on the books of any financial intermediary pertaining to such shares, (iii) all additional membership interests, partnership interests and shares of capital stock (as applicable) of any issuer of the interests and shares described in clauses (i) and (ii) of this definition from time to time acquired by any such person in any manner and all membership interests and partnership interests and issued and outstanding shares of capital stock of each person which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary Guarantor, including any right relating to the equity or membership or partnership interests in any such person or under the membership or partnership agreement of any such person, from time to time acquired by such person in any manner and the certificates, instruments and agreements, if any, representing such additional interests, the certificates representing such additional interests and shares and any interest of any such person in the entries on the books of any financial intermediary pertaining to such additional shares, (iv) all dividends, cash, options, warrants, rights, instruments, distributions, partnership distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to any such person in respect of or in exchange for any or all of such interests and shares, (v) all Intangibles to the extent relating to any of the foregoing, (vi) all Documents to the extent relating to any of the foregoing, and (vii) all Proceeds of any of the foregoing.

               "Trademarks" shall mean, collectively, all of the Borrower's and Subsidiary Guarantors' trademarks (including service marks), trademark registrations, trade styles and trade names and applications therefor as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, together with any and all (i) rights and privileges arising under applicable law with respect to the Borrower's or any Subsidiary Guarantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringement thereof, (iv) rights corresponding thereto throughout the world and
(v) rights to sue for past, present and future infringements thereof.

               "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

               SECTION 1.03. Terms Generally. The definitions in Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase

               "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                                   ARTICLE II

                                    REMEDIES

               SECTION 2.01. Security Interests.

               (a) Each of the Companies and the Administrative Agent, on behalf of the Credit Agreement Parties, hereby acknowledges that (i) the Indenture Trustee, for the benefit of the Senior Note Holders, has been granted a security interest in and lien upon the Senior Note Collateral pursuant to the Senior Note Security Documents in effect on the date hereof, true and complete copies of which have been made available to the Administrative Agent, (ii) upon the sale or other disposition of the Senior Note Collateral pursuant to any of the Senior Note Security Documents, the Indenture Trustee and the Senior Note Holders shall be entitled to 100% of the proceeds of such sale or disposition, (iii) the Administrative Agent and the Credit Agreement Parties have no claim or interest in such Senior Note Collateral or the proceeds thereof, and (iv) the provisions of this Agreement shall not restrict the Indenture Trustee and the Senior Note Holders from commencing Enforcement in respect of any Collateral to which it is entitled (other than the Shared Collateral).

               (b) Each of the Companies and the Indenture Trustee, on behalf of the Senior Note Holders, hereby acknowledges that (i) the Administrative Agent, for the benefit of the Credit Agreement Parties, has been granted a security interest in and lien upon the Credit Agreement Collateral pursuant to the Credit Agreement Security Documents in effect on the date hereof, true and complete copies of which have been made available to the Indenture Trustee, (ii) upon the sale or other disposition of the Credit Agreement Collateral pursuant to any of the Credit Agreement Security Documents, the Administrative Agent and the Credit Agreement Parties shall be entitled to 100% of the proceeds of such sale or disposition, (iii) the Indenture Trustee and the Senior Note Holders have no claim or interest in such Credit Agreement Collateral or the proceeds thereof, and (iv) the provisions of this Agreement shall not restrict the Administrative Agent and the Credit Agreement Parties from commencing Enforcement in respect of any Collateral to which it is entitled (other than the Shared Collateral).

               SECTION 2.02. Access; Use of Intellectual Property.

               (a) For up to 210 days following the issuance of any Enforcement Notice, the Administrative Agent, the Indenture Trustee and the Companies agree that the Administrative Agent may, at its option, without charge, at any time
(i) enter upon any or all of any of the Companies' premises, either leased or owned, in order to inspect, collect, remove, sell or otherwise dispose of the Credit Agreement Collateral to which it is entitled, such right to include, without limiting the generality of the foregoing, the right to conduct one or more private sales or auctions thereon, and (ii) use the Senior Note Collateral to the extent necessary or advisable to complete the manufacture of the Inventory, collect the Accounts and remove, sell or otherwise dispose of the Credit Agreement Collateral to which it is entitled; provided, however, that access to Senior Note Collateral consisting of blast furnaces or electric arc furnaces and related melting facilities ("Melt Shops") shall be limited to 90 days following the issuance of an Enforcement Notice, and provided further, that the Administrative Agent shall compensate the Indenture Trustee in cash for any damage to the Senior Note Collateral used by the Administrative Agent in connection with its entry into and use of the Senior Note Collateral as contemplated by this Section 2.02 and shall pay, as incurred, all of the costs and expenses relating to the provision of access to the Senior Note Collateral as contemplated herein, and provided, further, that upon the request of the Administrative Agent, the Companies shall provide evidence of all such costs and expenses to the Administrative Agent. During such 210-day period, if the Administrative Agent has entered upon any Company's premises as provided herein, the Indenture Trustee and its designees shall have unrestricted access to the Senior Note Collateral for the purpose of evaluating the Senior Note Collateral and showing it to potential purchasers and preparing such for sale or selling such Senior Note Collateral; provided, however, that, without creating any right hereunder in favor of any Company, the access of the Indenture Trustee and its designees shall not unreasonably and materially interfere with the access of the Administrative Agent and use of such Company's premises and use of the Senior Note Collateral to the extent necessary or advisable to complete the manufacture of the Inventory, collect the Accounts and to sell or otherwise dispose of the Credit Agreement Collateral to which it is entitled.

               (b) Following the issuance of any Enforcement Notice, the Administrative Agent, the Indenture Trustee and the Companies agree that the Administrative Agent, the Indenture Trustee and the Companies shall have a perpetual license to use the Intellectual Property, without charge, to the extent necessary or advisable to conduct the Borrower's business in the ordinary course consistent with past practice and to sell or otherwise dispose of the Collateral to which it is entitled and any sale of the Intellectual Property shall be made subject to such perpetual license. To the extent any Company, the Administrative Agent or the Indenture Trustee has elected to use the Intellectual Property, such use by such person and its designees shall not unreasonably and materially interfere with the use by the Administrative Agent or the Indenture Trustee of the Intellectual Property to the extent necessary or advisable to complete the manufacture of the Inventory, collect the Accounts and to sell or otherwise dispose of the Credit Agreement Collateral. If the Administrative Agent fails to timely pay the costs and expenses pursuant to this
Section 2.02, its right of access hereunder shall terminate.

                                   ARTICLE III

                    EXPENSES AND INDEMNIFICATION BY COMPANIES

               By countersigning this Agreement, the Companies agree (i) to reimburse each of the Administrative Agent and the Indenture Trustee, on demand, for any reasonable expenses incurred by such person, including reasonable (1) counsel fees, (2) other charges and (3) disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any of the Security Documents or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Administrative Agent, the Indenture Trustee and the Secured Parties under this Agreement and the Security Documents and (ii) to indemnify and hold harmless the Administrative Agent and the Indenture Trustee and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee"), on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent and the Indenture Trustee in their respective capacities, or the Majority Holders, or any of them in any way relating to or arising out of this Agreement or the Security Documents or any action taken or omitted by them under this Agreement or the Security Documents; provided, however, that the Companies shall not be liable to any Indemnitee for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they have resulted from the gross negligence or willful misconduct of such Indemnitee.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               Each of the Administrative Agent and the Indenture Trustee represents and warrants to the other parties hereto that (i) the execution, delivery and performance of this Agreement (1) have been duly authorized by all requisite corporate action on its part and (2) will not contravene any provision of its charter or by-laws or any order of any court or other Governmental Authority having applicability to it or any applicable law and (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

                                    ARTICLE V

                            APPROVAL BY THE COMPANIES

               By executing this Agreement, each of the Companies agrees to be bound by the provisions hereof as they relate to the relative rights of the Secured Parties; provided, however, that solely as between each of the Companies, on the one hand, and the Secured Parties, on the other hand, nothing in this Agreement shall amend, modify, change or supersede the terms of any Security Document, as between each Secured Party and Company signatory thereto, and in the event of any such conflict or inconsistency between the terms of this Agreement and such Security Document, such Security Document shall govern the relationship between such Secured Party and Company. Each Company further agrees that except as expressly provided herein (i) the terms of this Agreement shall not give such Company any substantive rights against the Secured Parties, and
(ii) if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, such Company shall neither raise such violation as a defense to the enforcement by any other Secured party under its respective Security Documents, nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Party.

                                   ARTICLE VI

                                  MISCELLANEOUS

               SECTION 6.01. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other actions, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Companies) to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem reasonably necessary, this Agreement or such other documents or instruments

               SECTION 6.02. Successors and Assigns. (a) This Agreement shall be binding on and inure to the benefit of each of the Secured Parties and their respective successors and permitted assigns (including any assignee of any Lender in accordance with the Credit Agreement and the holders from time to time of the Senior Notes); provided, however, that, except as provided in the next sentence, no Credit Agreement Party or Senior Note Creditor may assign its rights or obligations hereunder. The rights and obligations of any Credit Agreement Party or Senior Note Creditor under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the terms "Credit Agreement Party" or "Senior Note Creditor" as used in this Agreement shall include, any assignee, transferee or successor of such Secured Party under the Credit Agreement or the Indenture, as the case may be, in accordance with the terms of and upon the effectiveness of an assignment pursuant to Section 19 of the Credit Agreement or a transfer of Senior Notes pursuant to Section 2.6 of the Indenture, provided in the event that the Secured Party under the Credit Agreement is a trustee for parties to a securitization or similar structured financing which has refinanced the Credit Agreement, such trustees shall have provided reasonable evidence of means of payment acceptable to the Majority Holders of the required costs and expenses of access provided to be paid in connection with the provision of access to the Secured Note Collateral as provided in Section 2.02 hereof and failure to pay such costs and expenses in a timely manner shall terminate the obligation to provide access to the property. Except as specifically set forth above and in paragraph (b) below, this Agreement is not intended to confer any benefit on, or create any obligation of any Secured Party to, any of the Companies or any third party.

               (b) The provisions of Section 7.03 (and the provisions of this paragraph (b) and clause (c) of Section 9.06) are intended to confer a benefit upon the Companies shall be enforceable by the Companies.

               SECTION 6.03. Notices. All notices and other communications provided for herein shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Credit Agreement or the Indenture. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party at the address set forth beneath its signature hereto or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.03.

               SECTION 6.04. Termination. (a) This Agreement shall terminate automatically upon the indefeasible payment in full of the Outstanding Credit Agreement Obligations or the Outstanding Senior Note Obligations; this Section 6.04, Article III of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

               SECTION 6.05. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               SECTION 6.06. Modification of Agreement. No modification or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and the Majority Noteholders. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

               SECTION 6.07. Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

               SECTION 6.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               SECTION 6.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 6.10. Section Headings. The Article and Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

               SECTION 6.11. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Senior Credit Document, the provisions of this Agreement shall be controlling, except as otherwise required by law.

                  IN WITNESS WHEREOF, the Administrative Agent and the Indenture Trustee have caused this Intercreditor Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                           LASALLE BANK NATIONAL ASSOCIATION, as
                                           Indenture Trustee


                                           By: /s/ Andrea Matwyshyn
                                               --------------------------------
                                           Name:  Andrea Matwyshyn
                                           Title: Power of Attorney

                                           Address:

                                           FLEET CAPITAL CORPORATION,
                                           as Administrative Agent


                                           By: /s/ Joseph W. Johnson, Jr.
                                               ---------------------------------
                                           Name: Joseph W. Johnson, Jr.
                                           Title: Vice President

                                           Address: One Federal Street
                                                    Boston, MA 02110

                                                               Signature Page to
                                                         Intercreditor Agreement

                                          REPUBLIC ENGINEERED PRODUCTS LLC


                                          By: /s/ Justin Hillenbrand
                                              ---------------------------------
                                          Name:  Justin Hillenbrand
                                          Title: Vice President

                                          Address: 3770 Embassy Parkway
                                                   Akron, Ohio 44333

                                          BLUE BAR, L.P.
                                          By:  Blue Steel Corporation
                                               Its General Partner


                                          By: /s/ Justin Hillenbrand
                                              ---------------------------------
                                          Name:  Justin Hillenbrand
                                          Title: Vice President

                                          Address: 3770 Embassy Parkway
                                                   Akron, Ohio 44333

                                          BLUE STEEL CAPITAL CORP.


                                          By: /s/ Justin Hillenbrand
                                              ---------------------------------
                                          Name:  Justin Hillenbrand
                                          Title: Vice Preisent

                                          Address: 3770 Embassy Parkway
                                                   Akron, Ohio 44333

                                          N&T RAILWAY COMPANY LLC
                                          By:  Republic Engineered Products LLC
                                               Its Sole Member


                                          By: /s/ Justin Hillenbrand
                                              ---------------------------------
                                          Name:  Justin Hillenbrand
                                          Title: Vice President

                                          Address: 3770 Embassy Parkway
                                                   Akron, Ohio 44333